EXHIBIT 4.8


                              CONSULTING AGREEMENT

          This agreement is made and entered into as of the 14th day of September, 1999, by and between Advanced Knowledge, Inc. ("Issuer") and the undersigned ("Consultant").

                                 R E C I T A L S

          A. WHEREAS, Issuer desires to retain Consultant, and Consultant desires to be retained by Issuer, to provide consulting services to Issuer; and

          B. WHEREAS, Issuer desires to compensate Consultant for Consultant's services by issuing shares of Issuer's common stock, and Consultant desires to be compensated by the receipt of such shares.

          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

          1. CONSULTING SERVICES AND COMPENSATION. On the terms and subject to the conditions set forth in this agreement, Issuer and Consultant hereby agree that:

             1.1 For a period of 90 days after the date of this agreement, Consultant shall serve as a consultant to Issuer in locating potential business opportunities for Issuer within guidelines to be established by Issuer from time to time (the "Consulting Services"); and

             1.2 Issuer agrees to issue to Consultant and Consultant agrees to accept from Issuer, as compensation for the Consulting Services, that number of shares of Issuer's common stock which is set forth on the signature page of this agreement (the "Shares").

          2. REGISTRATION, ISSUANCE AND DELIVERY OF SHARES. Issuer agrees to register the issuance of the Shares to Consultant by filing a Form S-8 registration statement (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Promptly after the Registration Statement becomes effective, Issuer shall issue a stock certificate representing the Shares to Consultant and shall deliver the stock certificate at the address specified by Consultant in the delivery instructions on the signature page of this agreement.

          3. ISSUER'S REPRESENTATIONS AND WARRANTIES. Issuer hereby represents and warrants to Consultant that:

             3.1 Authority. The individual executing and delivering this agreement on Issuer's behalf has been duly authorized to do so, the signature of such individual is binding upon Issuer, and Issuer is duly organized and subsisting under the laws of the jurisdiction in which it was organized.

             3.2 Enforceability. Issuer has duly executed and delivered this agreement and (subject to its execution by Consultant) it constitutes a valid and binding agreement of Issuer enforceable in accordance with its terms against Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

             3.3 Capitalization. Issuer has no outstanding capital stock other than common stock as of the date of this agreement. Issuer is authorized to issue 25,000,000 shares of common stock, of which 4,000,000 shares are issued and outstanding. All of Issuer's outstanding shares of common stock have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to Consultant as payment for services rendered as provided by this agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          4. MISCELLANEOUS.

             4.1 Assignment. This Agreement is not transferable or assignable.

             4.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by facsimile transmission of an executed copy of this agreement by the other party, and acceptance of such facsimile copies shall create a valid and binding agreement between the parties.

             4.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

             4.4  Severability.   The  invalidity  or  unenforceability  of  any
particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

             4.5 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

             4.6 Waiver and Amendment. Except as otherwise provided herein, the provisions of this agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of Consultant and Issuer.

             4.7 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

             4.8 Governing Law. This agreement is governed by and shall be construed in accordance with the internal law of the State of California without reference to its rules as to conflicts of law.

          IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above mentioned.

"ISSUER"                                    "CONSULTANT"

ADVANCED KNOWLEDGE, INC.               -----------------------------------------
                                       Name of Consultant (please type or print)

By:--------------------------          -----------------------------------------
   Buddy Young, President and          Signature and, if applicable, title of
   Chief Executive Officer             person signing

                                       -----------------------------------------
                                       Consultant's street address

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Number of Shares to be issued          City, state/province, country and postal
to Consultant pursuant to this         code
agreement
                                       -----------------------------------------
                                       Consultant's telephone number

                                        ----------------------------------------
                                       Consultant's Tax ID Number (if any)

                                       DELIVERY.  The address for delivery of
                                       the certificate representing the Shares
                                       is as follows:

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